Exhibit 99.1

Neogen Announces Second-Quarter 2026 Results

•
Revenue of $224.7 million, a decrease of 2.8% YoY; Core growth1 increased 2.9% YoY
•
Net loss of $15.9 million; Adjusted Net Income1 of $22.6 million
•
Adjusted EBITDA1 of $48.7 million; Adjusted EBITDA margin1 increased 470 bps sequentially
•
Company hires key senior commercial leaders
•
Petrifilm manufacturing transition remains on track
•
Raising FY 2026 revenue and Adjusted EBITDA guidance

1 Non-GAAP financial measures; see explanations and reconciliations that follow

LANSING, Mich., January 8, 2026 – Neogen Corporation (NASDAQ: NEOG) announced today the results of the second quarter ended November 30, 2025.

“I am exceptionally proud of the Neogen team as we have initiated the first phase of our strategic transformation with early work focused on stabilizing and strengthening our core business. While it is early in the process, and our industry is currently seeing macro headwinds, our team drove significant sequential improvement in core revenue growth and profitability in the second quarter,” said Mike Nassif, Neogen’s Chief Executive Officer and President. “As we look to the second half of the fiscal year, we remain highly focused on the integration of Petrifilm and optimization of sample collection manufacturing, as well as enhancing our solutions-based selling approach and implementing a continuous review of resource allocation across the enterprise. To accelerate this transition, we have recently strengthened our leadership team with world-class talent, including key additions to our commercial organization. These strategic hires will further align our focus on disciplined operational execution with our core objectives of reigniting revenue growth, improving profitability and delivering shareholder value.”

Financial and Business Highlights

Revenues for the second quarter were $224.7 million, a decrease of 2.8% compared to $231.3 million in the prior year. Core revenue, which excludes the impacts of foreign currency translation, as well as divestitures and discontinued product lines, increased by 2.9%. Divestitures and discontinued product lines represented a 6.6% negative impact, while foreign currency had a positive impact of 0.9%.

Net Loss for the second quarter was $15.9 million, or $(0.07) per diluted share, compared to a net loss of $456.3 million, or $(2.10) per diluted share, in the prior-year period. A non-cash goodwill impairment charge in the prior-year period did not repeat in the current period, resulting in a comparatively lower Net Loss. Adjusted Net Income for the second quarter was $22.6 million, or $0.10 per diluted share, compared to $24.4 million, or $0.11 per diluted share, in the prior-year period, with the decline driven primarily by the lower level of operating income.

Gross margin, expressed as a percentage of sales, was 47.5% in the second quarter of fiscal 2026. This compares to a gross margin of 49.0% in the same quarter a year ago, with the decrease primarily due to tariff costs, inventory write-offs and a negative impact from product mix.

Adjusted EBITDA was $48.7 million in the second quarter, representing an Adjusted EBITDA Margin of 21.7%, compared to $51.4 million and a margin of 22.2% in the prior-year period. The change in Adjusted EBITDA Margin was the result of the decline in gross margin, partially offset by a lower level of operating expenses.

Food Safety Segment

Revenues for the Food Safety segment were $165.6 million in the second quarter, an increase of 0.8% compared to $164.2 million in the prior year, consisting of a 4.1% core revenue increase, a 4.6% negative impact from divestitures and discontinued product lines, and a positive foreign currency impact of 1.3%. The segment's strongest core revenue growth was in Indicator Testing and Culture Media, which benefited from higher sales of sample collection products and Petrifilm. Core revenue growth in the Bacterial and General Sanitation product category was driven by pathogen detection products, while the Natural Toxins & Allergens product category had solid growth in sales of allergens products offset by a decline in sales of natural toxin test kits.

Animal Safety Segment

Revenues for the Animal Safety segment were $59.1 million in the second quarter, a decrease of 11.8% compared to $67.0 million in the prior year, consisting of a 0.1% core revenue increase, an 11.7% negative impact from divestitures and discontinued product lines, and a negative foreign currency impact of 0.2%. The segment’s core revenue growth was led by the Biosecurity product category, benefiting from strong growth in sales of insect control products. In the Company’s Veterinary Instruments & Disposables product category, lower revenue was primarily driven by a decline in sales of needles and syringes, while lower sales in the Life Sciences product category were due primarily to timing of the fulfillment of substrate purchases.

On a global basis, the core revenue growth in the Company’s Genomics business was in the mid-single-digit range in the second quarter. Solid growth in bovine and other markets was partially offset by a decline in the companion animal market.

Liquidity and Capital Resources

As of November 30, 2025, the Company had total cash and cash equivalents of $145.3 million and total outstanding debt of $800.0 million, as well as committed borrowing capacity of $201.5 million.

Fiscal Year 2026 Outlook

The Company is raising its full-year outlook for fiscal year 2026. Revenue is anticipated to be in the range of $845 million to $855 million and Adjusted EBITDA2 is expected to be approximately $175 million. Capital expenditures continue to be expected to total approximately $50 million.

2Adjusted EBITDA is a non-GAAP measure. The Company is not able to reconcile the Adjusted EBITDA outlook to the most directly comparable GAAP measure, forecasted net income, on a forward-looking basis without unreasonable efforts. This is due to the inherent difficulty in forecasting certain items that are necessary for such reconciliation, including (without limitation) non-cash stock-based compensation expense, integration-related expenses, restructuring and transformation-related costs, impairment charges, and the related tax effects of these items. These items are uncertain, depend on various factors outside of the Company’s control, and could be material to the Company’s results calculated in accordance with GAAP. Accordingly, the Company is unable to provide a probable significance of the unavailable information, but such unavailable information could have a potentially significant impact on the Company’s actual net income for fiscal year 2026.

Conference Call and Webcast

Neogen Corporation will host a conference call today at 8:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Neogen’s website at neogen.com/investor-relations. For those unable to access the webcast, the conference call can be accessed by dialing 1-800-549-8228 (North America) or (+1) 646-564-2877 (International) and requesting the Neogen Corporation Second Quarter 2026 Earnings Call (conference ID 82072). A replay of the conference call and webcast will be available shortly following the conclusion of the call, and can be accessed domestically or internationally by dialing 1-888-660-6264 or (+1) 646-517-3975, respectively, and providing the entry code 82072#, or through Neogen’s Investor Relations website at investors.neogen.com.

About Neogen

Neogen Corporation is committed to fueling a brighter future for global food security through the advancement of human and animal well-being. Harnessing the power of science and technology, Neogen has developed comprehensive solutions spanning the Food Safety, Livestock, and Pet Health & Wellness markets. A world leader in these fields, Neogen has a presence in over 140 countries with a dedicated network of scientists and technical experts focused on delivering optimized products and technology for its customers.

Cautionary Note Regarding Forward-Looking Statements

Certain portions of this news release that do not relate to historical facts, including (without limitation) the fiscal year 2026 outlook, constitute forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. Actual future results and trends may differ materially from historical results or those expected depending on a variety of factors, including those risk factors described in our most recently filed Form 10-K, as may be updated by subsequent SEC filings. Certain of the key factors include:

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Delays, costs, and operational challenges we face in continuing the integration of the former 3M Food Safety business;
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Our ability to successfully implement our transformation initiatives and possible disruptions to our business as a result of those initiatives;
•
Changes to U.S. and international trade policies, including new or increased tariffs and changing import and export regulations;
•
Global and national economic conditions, including those resulting from heightened inflation, foreign currency exchange rate fluctuations, and similar factors;
•
The strength of our internal controls and our ability to successfully remediate the material weaknesses in our internal control over financial reporting; and
•
The outcome of pending litigation and/or governmental audits or investigations.

Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise

NEOGEN CORPORATION

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share amounts)

	Three months ended November 30,		Six months ended November 30,
	2025	2024	2025	2024
Revenue
Food Safety	$165,554	$164,238	$317,604	$323,583
Animal Safety	59,137	67,020	116,276	124,639
Total revenue	224,691	231,258	433,880	448,222
Cost of revenues	118,007	117,928	232,226	229,966
Gross profit	106,684	113,330	201,654	218,256
Operating expenses
Sales & marketing	42,290	46,545	87,338	92,344
Administrative	65,208	57,771	126,096	109,442
Goodwill impairment	—	461,390	—	461,390
Research & development	4,563	5,108	9,688	10,307
Total operating expenses	112,061	570,814	223,122	673,483
Operating loss (income)	(5,377)	(457,484)	(21,468)	(455,227)
Interest expense, net	(14,256)	(17,367)	(29,780)	(34,989)
Gain on sale of business	—	—	76,390	—
Other, net	(731)	(1,721)	(1,698)	(1,965)
(Loss) Income Before Taxes	(20,364)	(476,572)	23,444	(492,181)
Income Tax (Benefit) Expense	(4,440)	(20,290)	3,030	(23,290)
Net (Loss) Income	$(15,924)	$(456,282)	$20,414	$(468,891)
Net (Loss) Earnings Per Diluted Share	$(0.07)	$(2.10)	$0.09	$(2.16)
Shares to calculate per share amount	217,408,270	216,813,788	217,520,789	216,754,244

NEOGEN CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except share amounts)

	November 30, 2025	May 31, 2025
Assets
Current Assets
Cash and cash equivalents	$145,340	$129,004
Accounts receivable, net of allowance of $3,882 and $5,397	132,000	153,384
Inventories, net of reserves of $14,551 and $16,483	162,766	190,859
Prepaid expenses and other current assets	57,714	53,288
Assets held for sale	76,756	50,402
Total Current Assets	574,576	576,937
Net Property and Equipment	332,362	339,131
Other Assets
Right of use assets	15,096	17,152
Goodwill	1,046,042	1,064,902
Amortizable intangible assets, net	1,359,375	1,410,485
Other non-current assets	32,502	35,229
Total Assets	$3,359,953	$3,443,836
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of debt	$—	$19,301
Accounts payable	63,040	79,605
Accrued compensation	20,280	14,134
Income tax payable	8,963	5,599
Accrued interest	11,018	11,078
Deferred revenue	3,874	5,558
Other current liabilities	30,768	32,180
Liabilities held for sale	9,107	6,556
Total Current Liabilities	147,050	174,011
Deferred Income Tax Liability	273,947	280,907
Non-current debt	792,926	874,810
Other non-current liabilities	41,542	42,854
Total Liabilities	1,255,465	1,372,582
Commitments and Contingencies
Equity
Preferred stock, $1.00 par value, 100,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.16 par value, 315,000,000 shares authorized, 217,525,981 and 217,044,098 shares issued and outstanding	34,804	34,728
Additional paid-in capital	2,611,303	2,601,848
Accumulated other comprehensive loss	(25,609)	(28,898)
Accumulated deficit	(516,010)	(536,424)
Total Stockholders’ Equity	2,104,488	2,071,254
Total Liabilities and Stockholders’ Equity	$3,359,953	$3,443,836

NEOGEN CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended November 30,
	2025	2024
Cash Flows provided by Operating Activities
Net income (loss)	$20,414	$(468,891)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	57,982	59,849
Deferred income taxes	(11,230)	(23,924)
Share-based compensation	9,300	8,801
Loss on disposal of property and equipment	966	164
Amortization of debt issuance costs	1,021	1,720
Goodwill and Other asset impairment	—	468,718
Loss on refinancing and extinguishment of debt	393	—
Gain on sale of business	(76,390)	—
Other	(427)	(261)
Change in operating assets and liabilities:
Accounts receivable, net	11,348	5,332
Inventories, net	16,705	(17,398)
Prepaid expenses and other current assets	(4,432)	(16,675)
Accounts payable and accrued liabilities	4,859	2,166
Interest expense accrual	(60)	106
Change in other non-current assets and non-current liabilities	(152)	2,632
Net Cash provided by Operating Activities	30,297	22,339
Cash Flows provided by (used for) Investing Activities
Purchases of property, equipment and other non-current intangible assets	(35,671)	(55,590)
Proceeds from the maturities of marketable securities	—	325
Proceeds from sale of business, net of cash divested	121,724	—
Proceeds from the sale of property and equipment and other	3	4,446
Net Cash provided by (used for) Investing Activities	86,056	(50,819)
Cash Flows provided by (used for) Financing Activities
Issuance of shares related to equity compensation and employee stock purchase plan	878	1,182
Tax payments related to share-based awards	(647)	(1,439)
Repayment of finance lease	(75)	(173)
Repayment of outstanding debt	(100,000)	—
Net Cash used for Financing Activities	(99,844)	(430)
Effects of Foreign Exchange Rate on Cash	(173)	(1,470)
Net Increase (Decrease) in Cash and Cash Equivalents	16,336	(30,380)
Cash and Cash Equivalents, Beginning of Year	129,004	170,611
Cash and Cash Equivalents, End of Year	$145,340	$140,231
Supplemental cash flow information
Right of use assets obtained in exchange for new operating lease liabilities	$2,216	$5,802

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items, including any of the adjustments being made to arrive at these non-GAAP financial measures. We compensate for these limitations by providing equal prominence of our GAAP results. Except as noted above with respect to our forward-looking non-GAAP financial measure, reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables below. Management believes these non-GAAP financial measures are useful to investors, securities analysts and other interested parties.

Management uses Adjusted EBITDA as a key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact a comparison of the performance of our business, either period-over-period or with other businesses. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period

Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.

Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the effects of foreign currency translation rates and the impacts of acquisitions and discontinued product lines, where applicable. Core revenue growth is presented to allow for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency translation rates, or the incomparability that would be caused by the impact of an acquisition, disposal or product line discontinuation.

See the footnotes to the reconciliation tables below for a description of the adjustments made to arrive at the applicable non-GAAP measure.

These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

NEOGEN CORPORATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(In thousands)

	Three months ended November 30,		Six months ended November 30,
	2025	2024	2025	2024
Net (Loss) Income	$(15,924)	$(456,282)	$20,414	$(468,891)
Income tax (benefit) expense	(4,440)	(20,290)	3,030	(23,290)
Depreciation and amortization	28,927	30,049	57,982	59,849
Interest expense, net	14,256	17,367	29,780	34,989
EBITDA	$22,819	$(429,156)	$111,206	$(397,343)
Share-based compensation	4,338	4,819	9,300	8,801
FX transaction loss on loan and other revaluation (1)	180	384	215	64
Transaction costs (2)	2,272	565	5,186	1,118
3M integration costs (3)	336	1,504	671	4,788
Sample collection transition and ramp up costs (4)	2,787	885	8,817	1,833
Petrifilm duplicate manufacturing costs (5)	3,636	122	5,681	149
Transformation initiatives and related costs (6)	5,046	517	10,948	827
Restructuring (7)	6,124	9,568	6,457	9,938
Goodwill impairment	—	461,390	—	461,390
ERP expense (8)	570	716	1,139	2,551
Gain on sale of business	—	—	(76,390)	—
Other	638	67	985	979
Adjusted EBITDA	$48,746	$51,381	$84,215	$95,095
Adjusted EBITDA margin (% of sales)	21.7%	22.2%	19.4%	21.2%

(1)
Net foreign currency transaction loss associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax and other related consulting costs associated with corporate transactions and capital structure initiatives.
(3)
Includes costs associated with 3M transition agreements and related integration costs.
(4)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(5)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(6)
Includes consulting and other costs, including severance, associated with transformation initiatives.
(7)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(8)
Expenses related to ERP implementation.

NEOGEN CORPORATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME

(In thousands)

	Three months ended November 30,		Six months ended November 30,
	2025	2024	2025	2024
Net (Loss) Income	$(15,924)	$(456,282)	$20,414	$(468,891)
Amortization of acquisition-related intangibles	22,369	23,174	44,855	46,312
Share-based compensation	4,338	4,819	9,300	8,801
FX transaction loss on loan and other revaluation (1)	180	384	215	64
Transaction costs (2)	2,272	565	5,186	1,118
3M integration costs (3)	336	1,504	671	4,788
Sample collection transition and ramp up costs (4)	2,787	885	8,817	1,833
Petrifilm duplicate manufacturing costs (5)	3,636	122	5,681	149
Transformation initiatives and related costs (6)	5,046	517	10,948	827
Restructuring (7)	6,124	9,568	6,457	9,938
Goodwill impairment	—	461,390	-	461,390
ERP expense (8)	570	716	1,139	2,551
Gain on sale of business	—	—	(76,390)	—
Other	638	67	985	979
Estimated tax effect of above adjustments (9)	(9,756)	(23,077)	(6,215)	(31,129)
Adjusted Net Income	$22,616	$24,352	32,063	$38,730
Adjusted Earnings Per Share	$0.10	$0.11	$0.15	$0.18

(1)
Net foreign currency transaction loss associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax and other related consulting costs associated with corporate transactions and capital structure initiatives.
(3)
Includes costs associated with 3M transition agreements and related integration costs.
(4)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(5)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(6)
Includes consulting and other costs, including severance, associated with transformation initiatives.
(7)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(8)
Expenses related to ERP implementation.
(9)
Tax effect of adjustments is calculated using projected effective tax rates for each applicable item.

NEOGEN CORPORATION

RECONCILIATION OF GROWTH TO CORE GROWTH

(In thousands)

	Q2 FY26	Q2 FY25	Growth	Foreign Currency	Acquisitions / Divestitures	Core Revenue Growth
Food Safety	$165,554	$164,238	0.8%	1.3%	(4.6%)	4.1%
Animal Safety	59,137	67,020	(11.8%)	(0.2%)	(11.7%)	0.1%
Total Neogen	$224,691	$231,258	(2.8%)	0.9%	(6.6%)	2.9%

Source: Neogen Corporation

Contact

Bill Waelke

(517) 372-9200

ir@neogen.com